Exhibit 4.1

PO BOX 505006, Louisville, KY 40233-5006
MR A SAMPLE
DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4
CUSIP/IDENTIFIER XXXXXX XX X
Holder ID XXXXXXXXXX
Insurance Value 00.1,000,000 Number of Shares 123456
DTC 12345678901234512345678
Certificate Numbers Num/No Denom. Total.
1234567890/12345678901234567890/1234567890 121212
1234567890/12345678901234567890/1234567890 343434
1234567890/12345678901234567890/1234567890 565656
Total Transaction 7
. ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#
PAR VALUE $.0001
Certificate
ZQ00000000 Number
THE HONEST COMPANY, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
Shares
* * 0 0 0 0 0 0 * * * * * * * * * * * * * * * * * *
* * * 0 0 0 0 0 0 * * * * * * * * * * * * * * * * *
* * * * 0 0 0 0 0 0 * * * * * * * * * * * * * * * *
* * * * * 0 0 0 0 0 0 * * * * * * * * * * * * * * *
* * * * * * 0 0 0 0 0 0 * * * * * * * * * * * * * *
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000000**Shares 000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****0 THIS CERTIFICATE IS TRANSFERABLE IN 00000**Shares 000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000** hares****000000**Shares****00 0000**Shares *000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000** hares****000000**Shares****000 CITIES DESIGNATED BY THE TRANSFER 000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000 Shares****0000 AGENT, AVAILABLE ONLINE AT
00**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000 Shares****00000
0**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000 ZERO HUNDRED AND ZERO*** Shares****000000 www.computershare.com **Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000 Shares****000000* *Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000** Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**S
FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
The Honest Company, Inc. (hereinafter called the “Company”), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.
FACSIMILE SIGNATURE President TO COME FACSIMILE SIGNATURE TO COME
Secretary
E S T COMP
NO RPORAT A N
OC E Y
H ,
I
H E N
. C
T
5/23/2012
DELAW A R E
COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,
By
AUTHORIZED SIGNATURE

.THE HONEST COMPANY, INC.
THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN                 COM—as tenants in common                UNIF GIFT MIN ACT -............................................ (Cust)                Custodian (Minor) TEN                 ENT —as tenants by the entireties                under Uniform Gifts to Minors Act (State) JT                 TEN    —and as joint not tenants as tenants with in right common of survivorship                UNIF^TRF MIN ACT    -............................................ (Cust) Custodian (until age................................ ) ............................. (Minor)                 under Uniform Transfers to Minors Act (State)
Additional abbreviations may also be used though not in the above list.
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
For value received,____________________________ hereby sell, assign and transfer unto
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)
Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.
Dated: __________________________________________ 20__________________ Signature:____________________________________________________________ Signature:____________________________________________________________                Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.
Signature(s) Guaranteed: Medallion Guarantee Stamp
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.
basis shares or transfer of or certain units the shares    are shares covered or or units units by using    the acquired legislation, a specific after    January and cost you basis    1, requested    2011. calculation If your to sell method, specify first in, first a then cost out    we basis (FIFO) have calculation    method. processed    Please method, as you consult then requested. we your have tax    If defaulted    you advisor did not if to you the need additional information about cost basis. activity If you do in not your keep account in contact for the with time the period issuer specified or do not by have state any law, your laws property and transferred may become to the appropriate subject to state state. unclaimed property